UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement
[_]  Confidential, For Use of the
     Commission Only (as permitted
     by Rule 14c-5(d)(2))
[_]  Definitive Information Statement
[_]  Definitive Additional Materials




                                  Eco-Rx, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


                                  Common Stock
_______________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

                                   6,953,339
________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                      None
________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

                                      None
________________________________________________________________________________
5)   Total fee paid:

                                      None
________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

                                      None
________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:


________________________________________________________________________________
          3)   Filing Party:

                                  Eco-Rx, Inc.
________________________________________________________________________________
          4)   Date Filed:

                               September 18, 2000
________________________________________________________________________________

                                  ECO-Rx, INC.

                            2051 Northeast 191 Drive
                        North Miami Beach, Florida 33179

                        PRELIMINARY INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

This Information Statement is being furnished to the shareholders of Eco-Rx, Inc., a Florida corporation (the "Company"), in connection with the proposed adoption of an amendment (the "Amendment") to the Company's Articles of Incorporation by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding common stock ("Common Stock"). The purpose of the Amendment is to effect a 1 for 20 reverse stock split of the Company's outstanding Common Stock (the "Reverse Stock Split"). The Company's Board of Directors on September 15, 2000 approved and recommended that the Articles of Incorporation be amended in order to effectuate the Reverse Stock Split. The proposed Amendment will become effective upon (i) execution of a written consent by holders of not less than a majority of the Company's outstanding Voting Capital Stock approving the Amendment (the "Written Consent") and (ii) the filing of the Amendment with the Secretary of State of the State of Florida. The Company anticipates that the filing of the proposed Amendment will occur on or about October 17, 2000 (the "Effective Date"), but in no event prior to the expiration of 20 days from the date this information statement is disseminated to the Company's shareholders. If the proposed Amendment is not adopted by written consent, it would have to be considered by the Company's shareholders at a special shareholders' meeting convened for the specific purpose of approving the proposed Amendment.

         The elimination of the need for a special meeting of shareholders to approve the Proposed Amendment is made possible by Section 607.0704 of the Florida Business Corporation Act (the "Florida Act") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 607.0901 of the Florida Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Proposed Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company.

         Certain officers, directors and shareholders of the Company, who beneficially own in the aggregate 3,559,628 shares of Common Stock of the Company, representing approximately 51.2% of the outstanding Voting Capital Stock of the Company entitled to vote on the Amendment, have indicated that they will give their written consent to the adoption of the Amendment described in this Information Statement on or about October 15, 2000. The written consent will become effective on October 18, 2000, the date upon which the written consent will be filed with the Secretary of the Company. The date on which this Information Statement will be sent to the shareholders is on or about September 28, 2000. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is September 15, 2000 (the "Record Date").

         Pursuant to Section 607.0704 of the Florida Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to shareholders, who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders at the time of distribution of its next Quarterly Report on Form 10-QSB of the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Florida Law are afforded to the Company's shareholders as a result of the adoption of the Amendment.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 6,953,339 shares of Common Stock outstanding. The Common Stock constitutes the sole class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of the Record Date, with respect to (i) certain persons known to the Company to be beneficial owners of the Company's Common Stock; (ii) each director and each executive officer of the Company; (iii) each person intending to execute and file a written consent to the adoption of the proposed Amendment described herein; and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 2051 Northeast 191 Drive, North Miami Beach, Florida 33179. After giving effect to the Reverse Stock Split, there will be 347,167 shares of Common Stock outstanding


                                       Shares                                       Shares
                                    Beneficially            Percent of           Beneficially            Percent of
                                        Owned              Class Owned               Owned              Class Owned
                                    Prior To The           Prior To The            After The             After The
                                       Reverse               Reverse                Reverse               Reverse
Name (1)                           Stock Split (1)         Stock Split          Stock Split (1)         Stock Split
--------                           ---------------         -----------          ---------------         -----------
Dorothy Nelson                       1,127,233                 16.2%                 56,362                 16.2%
Jerry Nelson (2)                       137,500                  2.0%                  6,875                  2.0%
Paul Taccini (3)                       601,300                  8.7%                 30,065                  8.7%
Joseph Peiken (4)                    1,264,732                 18.2%                 63,237                 18.2%
Roger Nelsen (5)                       225,328                  3.2%                 11,267                  3.2%
Alan Peiken (6)                         43,197                   .6%                  2,160                   .6%
Ira Edell (7)                           50,000                   .7%                  2,500                   .7%
Arthur Eilertson (8)                    50,000                   .7%                  2,500                   .7%
Stuart Shapiro (9)                      25,000                   .4%                  1,250                   .4%
Phyllis Wilson (10)                     35,338                   .5%                  1,767                   .5%
                                        ------                   ---                  -----                   ---
                                     3,559,628                 51.2%                177,983                 51.2%


All executive officers, directors and consenting shareholders as a group (10 persons)

  (1) Unless otherwise indicated in the footnotes below, each shareholder has sole power to vote and dispose of all the shares of Common Stock listed opposite his name.

  (2)    Mr. Jerry Nelson, Chief Executive Officer and Chairman of board of directors.
  (3)    Mr. Paul F. Taccini, President of the Company and director.
  (4)    Mr. Joseph M. Peiken, Vice President, Secretary and Chief Financial Officer.
  (5)    Mr. Roger K. Nelsen, Vice President - Sales of the Company.
  (6)    Dr. Alan Peiken is a shareholder and brother of Joseph M. Peiken
  (7)    Mr. Ira Edell is a shareholder.
  (8)    Mr. Arthur Eilertson is a shareholder.
  (9)    Mr. Stuart Shapero is a shareholder.
 (10)    Ms. Phyllis Wilson is a shareholder.

               AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A
                          1 FOR 20 REVERSE STOCK SPLIT

         On September 15, 2000, our Board of Directors voted unanimously to authorize and recommend that our shareholders approve a proposal to effect the Reverse Stock Split. Pursuant to the Reverse Stock Split, each 20 of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one (1) share of our post-split Common Stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our Common Stock the Company is authorized to issue, but will simply reduce the number of shares of Common Stock issued and outstanding. Notwithstanding the Reverse Stock Split, the authorized Common Stock will remain at 10,000,000 shares of Common Stock, and the Articles of Incorporation will reflect this amount of authorized Common Stock. The Reverse Stock Split will become effective upon filing of the Amendment with the Florida Secretary of State.

Purpose and Effect of Proposed Reverse Stock Split

         The Board of Directors of the Company believes that the Reverse Stock Split is necessary to provide a manageable number of shares of Common Stock and to effectively insure the marketability of the Company's new Common Stock. At this time, there is no trading market for the stock. However, should a trading market for the Common Stock develop in the future, the Board of Directors is hopeful that the Reverse Stock Split will have a favorable effect on the market price of the Common Stock. The Board of Directors is also hopeful that a decrease in the number of shares of Common Stock outstanding, as a consequence of the proposed Reverse Stock Split, will stimulate investor interest in the Company's Common Stock and enable the Company to complete a secondary round of financing.

         The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, we will issue any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of our Common Stock. The Reverse Stock Split may result in certain of our shareholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 100). Shareholders owning "odd lots" may experience higher costs associated with selling their shares in the open market.

         The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock.

         Upon the effectiveness of the Reverse Stock Split, the number of shares owned by each holder of Common Stock will be reduced by the ratio of 20 to 1 shares of Common Stock he or she owned immediately prior to the Reverse Stock Split. The number of shares of Common Stock the Company is authorized to issue will remain at 10,000,000. The per-share loss and net book value of our Common Stock may increase because there will be fewer shares of our Common Stock outstanding.

         The principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 6,953,339 shares to approximately 347,667shares.

         Notwithstanding the Reverse Stock Split, the par value of the Common Stock will remain $.001 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to 5% of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates

         The Reverse Stock Split will be effected by the filing of the Articles of Amendment with the Secretary of the State of Florida. The Reverse Stock Split will become effective on the date of filing the Articles of Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a shareholder will be entitled to receive a certificate representing the number of the New Shares into which his or her Old Shares have been reclassified as a result of the Reverse Stock Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until such shareholder has surrendered his or her outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

No Rights of Appraisal

         Under the Florida Act, our dissenting shareholders are not entitled to appraisal rights with respect to our proposed Amendment to effect the Reverse Stock Split, and we will not independently provide our shareholders with any such right.

         Certain Federal Income Tax Consequences

         We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

         1. Except as set forth in (5) below, no gain or loss will be recognized by a shareholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

         2. Except as set forth in (5) below, the aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

         3. Except as set forth in (5) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

         4. The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

         5. The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

         Our beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as bank, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

         BY ORDER OF THE BOARD OF DIRECTORS

                                                       /s/ Jerry Nelson
                                                       ----------------
Date:  September 15, 2000                              Jerry Nelson, Chairman,
                                                       Chief Executive Officer
                                                       Eco-Rx, Inc.